================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CHEMTRAK INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                             ChemTrak Incorporated

                                                                  [     ], 1998
Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of ChemTrak Incorporated (the "Company") which will be held at the principal executive offices of the Company, located at 929 East Arques
Avenue, Sunnyvale, California 94086-4520, on       , 1998, at 3:00 p.m.,
Pacific Daylight Time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

  At the Annual Meeting, you will be asked to consider and vote on the following proposals: (i) to elect two directors, (ii) to approve the terms of a proposed equity financing of up to $5,000,000 pursuant to which the Company will issue 6% Cumulative Convertible Series B Preferred Stock (all of which may be converted into Common Stock pursuant to a formula which includes a lower-than-market conversion price for Common Stock and for which there is no upper limit on the number of shares of Common Stock which will be issued upon conversion of the Preferred Stock) that could result in the issuance of more than 20% of the outstanding shares of Common Stock of the Company, (iii) to approve an amendment to the 1991 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares to 400,000 shares, (iv) to approve an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split such that each three to five shares of the Company's currently issued and outstanding Common Stock will be exchanged for one share of newly issued Common Stock, with the precise number of newly issued shares of Common Stock to be converted to be determined by the Board of Directors within five days of the Annual Meeting and (v) ratify the appointment of independent auditors. These proposals are more fully discussed in the accompanying Proxy Statement, which you are urged to read carefully. Your Board of Directors recommends a vote FOR all the proposals.

  It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

  If you have any further questions concerning the Annual Meeting or any of the proposals, please feel free to contact Don Fluken at the Company at (408) 773-8156 or speak with D. F. King & Co., Inc., our proxy solicitors, at (800) 848-3409.

  On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                          Prithipal Singh, Ph.D.
                                          Chairman of the Board

           929 East Arques Avenue, Sunnyvale, California 94086-4520
               (408) 773-8156 (800) 927-7776 FAX (408) 773-1651

PRELIMINARY COPY

                             CHEMTRAK INCORPORATED
                            929 EAST ARQUES AVENUE
                       SUNNYVALE, CALIFORNIA 94086-4520

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON [    ], 1998

TO THE STOCKHOLDERS OF ChemTrak Incorporated:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ChemTrak Incorporated, a Delaware corporation (the "Company"), will be held on [
     ], 1998, at 3:00 p.m., Pacific Daylight Time at the principal executive offices of the Company, located at 929 East Arques Avenue, Sunnyvale, California 94086-4520, for the following purposes:

  1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders.

  2. To approve the terms of a proposed equity financing of up to $5,000,000 pursuant to which the Company will issue 6% Cumulative Convertible Series B Preferred Stock (all of which may be converted into Common Stock pursuant to a formula which includes a lower-than-market conversion price for the Common Stock and for which there is no upper limit on the number of shares of Common Stock which will be issued upon conversion of the Preferred Stock) that could result in the issuance of more than 20% of the outstanding shares of Common Stock of the Company.

  3. To approve an amendment to the Company's 1991 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares to 400,000 shares.

  4. To approve an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split such that each three to five shares of the Company's currently issued and outstanding Common Stock will be exchanged for one share of newly issued Common Stock, with the precise number of newly issued shares of Common Stock to be converted to be determined by the Board of Directors within five days of the Annual Meeting.

  5. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company for its fiscal year ending December 31, 1998.

  6. To transact such other business as may properly come before the meeting.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on [     ], 1998, as
the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting.

                                          By Order of the Board of Directors
                                          CHEMTRAK INCORPORATED

                                          Donald V. Fluken
                                          Secretary
Sunnyvale, California
[     ], 1998

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PRELIMINARY COPY

                             CHEMTRAK INCORPORATED
                            929 EAST ARQUES AVENUE
                       SUNNYVALE, CALIFORNIA 94086-4520

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of ChemTrak Incorporated, a Delaware corporation (the "Company"), for use at the
Annual Meeting of Stockholders to be held on [          ], 1998, at 3:00 p.m.,
Pacific Daylight Time (the "Annual Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the principal executive offices of the Company, located at 929 East Arques Avenue, Sunnyvale, California 94086-4520. The telephone number at that address is (408) 773-8156. The Company intends to mail this proxy statement
and accompanying proxy card on or about [     ], 1998 to all stockholders
entitled to vote at the Annual Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. The Company has retained the services of D.F. King & Co., Inc. to solicit proxies, for which the Company has agreed to pay approximately $8,000 and to reimburse certain out-of pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to be forwarded to such beneficial owners. The Company may reimburse such persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

  There may be significant disadvantages to the Company if the shareholders do not approve the proposals. In particular, if Proposals 2 and 4 are not approved, the Company (i) may not continue to qualify for listing on the Nasdaq SmallCap Market, (ii) may need to decrease significantly its operating expenditures, particularly in marketing, which in turn may result in significant losses in the Company's revenues, and (iii) may need to pursue alternative forms of financing on terms less favorable to the Company.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of the Company's Common Stock at the close of
business on [     ], 1998 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record
Date, the Company had outstanding and entitled to vote [        ] shares of
Common Stock.

  Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative

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

votes. Broker non-votes will be counted towards determining a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later
than [     ], 1998 in order to be included in the proxy statement and proxy relating to that annual meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors (the "Board of Directors" or the "Board") shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of voting stock of the Company entitled to vote generally in the election of directors voting together as a single class, or (ii) by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is duly elected and qualified.

  The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 1998, Gordon W. Russell and Prithipal Singh, Ph.D., both of whom were previously elected by the stockholders. If elected at the Annual Meeting, such nominees would serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until any such director's death, resignation or removal.

  Directors are elected by a plurality of the aggregate votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated for the Board of Directors and each current director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS (CLASS III DIRECTORS)

Gordon W. Russell

  Gordon W. Russell, age 64, has served as a director of the Company since 1990. Since 1979, Mr. Russell has served as a general partner of Sequoia Capital, a venture capital fund, and certain of its affiliates. Mr. Russell also serves as a director of Sangstat Medical Corp., Fusion Medical Technologies, Inc. and Aradigm Corp.

Prithipal Singh, Ph.D.

  Prithipal Singh, Ph.D., age 58, is a founder of the Company and has served as a director since 1985, Chairman of the Board since 1988. Dr. Singh also served as President of the Company from 1988 to 1993, as Chief Executive Officer from 1988 to January 1997, and as Chief Technical Officer from January 1997 until March 1998. From 1985 to 1988, Dr. Singh was a Senior Vice President of Idetek, Inc., an animal health care company. Prior to his joining Idetek, Dr. Singh was a Vice President of Syva Corp., a diagnostics company. Dr. Singh is also a director of Abaxis, Inc.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS (CLASS II DIRECTORS)

Robert P. Kiley

  Robert P. Kiley, age 62, has served as a director of the Company since September 1996. Mr. Kiley has served since 1987 as President of Neal Ward Realty, Inc., a residential sales and development company. From 1962 to 1987, Mr. Kiley held a series of progressively responsible positions with Tambrands Inc., a consumer healthcare products company, most recently as Executive Vice President responsible for the company's international business. Mr. Kiley was a director of Tambrands until July 1997.

David Rubinfien

  David Rubinfien, age 76, has served as a director of the Company since 1988. Since 1991, Mr. Rubinfien has been a private investor. From 1989 to 1991, Mr. Rubinfien held the positions of President, Chief Executive Officer and Chairman of the Board of Systemix, Inc., a biotechnology company. Mr. Rubinfien also serves as a director of Biocircuits Corporation, Matritech, Inc. and Molecular Biosystems, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS (CLASS I DIRECTORS)

Edward F. Covell

  Edward F. Covell, age 53, was appointed President and Chief Executive Officer of the Company in January 1997, after having served as President and Chief Operating Officer since May 1996 when he joined the Company. He was elected as a director of the Company in August 1996. Prior to joining the Company, Mr. Covell was a management consultant from 1994 to 1996, focusing on the OTC medical device market. From 1992 to 1994 he was President and Chief Operating Officer of MedChem Products, Inc., a manufacturer of medical devices serving customers worldwide. Mr. Covell held a series of increasingly responsible positions with Tambrands Inc., a consumer healthcare products company, from 1980 through 1990, including corporate Vice President and General Manager of the Diagnostic Division. Prior to joining Tambrands, Mr. Covell served in domestic and international management and product development positions with the Kendall Company, a diversified manufacturing company.

Malcolm Jozoff

  Malcolm Jozoff, age 58, has served as a director of the Company since 1993. He has been Chairman, President and Chief Executive Officer of The Dial Corporation, a consumer products company, since May 1996. From 1995 to 1997, he was a consultant on marketing and strategic planning issues. From 1993 to 1995, he served as Chairman and Chief Executive Officer of Lenox, Inc., a manufacturer of consumer durables. From 1967 to 1992, Mr. Jozoff was employed in various positions by The Procter and Gamble Company, Inc., most recently as President, Health Care Products and Corporate Group Vice President. Mr. Jozoff is a director of Columbia Gas System, Inc. In 1993, in connection with a civil proceeding brought by the Securities and Exchange

Commission, Mr. Jozoff consented, without admitting or denying the allegations, to the entry of an order enjoining him from violating section 10(b) of the Securities Exchange Act of 1934, as amended.

BOARD COMMITTEES AND MEETINGS

  During the year ended December 31, 1997, the Board of Directors held eight meetings. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained or dismissed; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with the Company's audit and financial controls. The Audit Committee is comprised of two non-employee directors: Messrs. Jozoff and Russell. The Audit Committee acted once by written consent during 1997.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of two non-employee directors: Messrs. Rubinfien and Kiley. The Compensation Committee acted once by written consent during 1997.

  A Non-Officer Stock Option Committee was established in May 1992 which has the ability to administer the Company's stock option plans only for non-officer employees and to make stock option grants to such employees not in excess of 10,000 shares. All option grants in excess of this limit and all option grants to officers must be approved by the Compensation Committee. The Non-Officer Stock Option Committee is currently composed of two employee directors: Dr. Singh and Mr. Covell. Mr. Covell became a member of the Non-Officer Stock Option Committee in September 1996. Prior to this time, the Non-Officer Option Committee was composed of Dr. Singh alone.

  The Board of Directors has no standing nominating committee or any committee performing the functions of such committee.

  During the year ended December 31, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Rubinfien and Kiley served as members of the Compensation Committee during the fiscal year ended December 31, 1997. No past or present members of the Compensation Committee are or have been employees or officers of the Company.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION/1/

  The Board of Directors of the Company, with input from the Company's Compensation Committee, administers the Company's policies governing employee compensation and the Company's employee benefit plans, including its stock option plans and its 1991 Employee Stock Purchase Plan. The Board of Directors

--------

/1/ The material in this report is not "soliciting material," is not deemed filed with the Securitries and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general corporation language contained in such filing.

evaluates the performance of management, sets compensation policies and levels, and determines salaries and incentive compensation. Dr. Singh and Mr. Covell, officers of the Company, do not take part in the deliberation of their compensation.

  The Company's executive compensation program is designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. The key elements of the program are competitive pay and equity incentives. Annual compensation for the Company's executive officers consisted in 1997 of a cash salary, bonuses and stock option grants.

  The Board of Directors makes a subjective assessment of a variety of factors, both personal and corporate, in making salary and equity compensation decisions regarding the Company's executive officers, including the Chief Executive Officer. These factors include the midrange of compensation paid by comparable medical and pharmaceutical companies in the San Francisco Bay Area to individuals in comparable positions, the individual contributions of each officer to the Company, and most important, the progress of the Company towards its objectives. The companies examined for comparative purposes may, but need not, include those comprising the Russell 2000 Index and the Hambrecht & Quist Healthcare (excluding Biotechnology) Index. At this point in the Company's evolution, the measures the Board of Directors looks to in evaluating the Company's progress when determining compensation for executive officers are product sales, advancement of the Company's product candidates through development and clinical testing, procurement of requisite regulatory approvals and the establishment of relationships with appropriate marketing partners.

  Mr. Covell's compensation and equity incentive package is based upon the same factors as that of the other executive officers. Mr. Covell's salary was increased from $13,375 per month in 1996 to $16,083 per month in May 1997, when he was appointed Chief Executive Officer of the Company, and to $17,917 per month in February 1998.

  Stock options awarded to executives in 1997 were consistent with the Company's option policy. In awarding stock options, the Board of Directors considers the number and value of an executive officer's outstanding options. All new employees are granted incentive stock options in an amount based upon the position's salary grade. Based on the Board of Directors' evaluation of the Chief Executive Officer's ability to influence the long-term growth and profitability of the Company, the Board of Directors decided that Mr. Covell should receive option grants to purchase 99,273 shares of the Company's Common Stock with an exercise price of the current fair market value. Of these shares subject to option, 39,273 shares vested immediately and 60,000 shares vest pursuant to the Company's standard vesting schedule over a four-year period.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Board of Directors has determined that stock options granted under the Company's 1993 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of the grant shall be treated as "performance-based compensation."

               Gordon W. Russell, Member, Compensation Committee
                Robert P. Kiley, Member, Compensation Committee
                            Prithipal Singh, Ph.D.
                               Edward F. Covell
                                David Rubinfien
                                Malcolm Jozoff

                           COMPENSATION OF DIRECTORS

  Each non-employee director of the Company receives a per-meeting fee of $750. In the last fiscal year ended December 31, 1997, the total aggregate compensation paid or accrued to non-employee directors was $22,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

  Each non-employee director of the Company receives stock option grants under the 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended by the Company to qualify as incentive stock options under the Code.

  Option grants under the Directors' Plan are non-discretionary. On September 16, 1992, each non-employee director received an option to purchase 2,000 additional shares of the Common Stock of the Company. On January 2 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company is automatically granted under the Directors' Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 2,000 shares of Common Stock of the Company. In addition, each new person who becomes a non-employee director is granted an option to purchase 5,000 shares of Common Stock of the Company upon the date of first election to the Board. No other options may be granted at any time under the Directors' Plan. The exercise price of the options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan become exercisable in four equal installments beginning on the first anniversary of the grant of the option. Such vesting is conditioned upon continued service as a director of the Company. The term of options granted under the Directors' Plan is 10 years.

  During the last fiscal year, options to purchase 2,000 shares were granted under the Director's Plan to each of Messrs. Jozoff, Rubinfien, Russell and Kiley at an exercise price per share of $1.59. The fair market value of such Common Stock on the date of the grant was $1.59 per share (based on the closing sales price reported on the Nasdaq National Market on the date of grant). As of December 31, 1997, no options had been exercised under the Directors' Plan. Directors are also eligible to receive options to purchase stock under the 1988 Stock Option Plan (the "1988 Plan") and certain stock awards, such as stock bonuses, stock appreciation rights, and rights to purchase restricted stock, under the Company's 1993 Equity Incentive Plan (the "1993 Plan"). Employee directors of the Company are also eligible to participate in the 1991 Employee Stock Purchase Plan.

  As of December 31, 1997, the total number of outstanding options to purchase shares of Common Stock that had been granted to non-employee directors under the 1988 Plan was 64,000 and under the Director's Plan was 58,000. In October 1995, Mr. Jozoff entered into a consulting agreement with the Company and was granted a non-qualified stock option under the 1988 Plan to purchase 30,000 shares of Common Stock at the price of $1.625 per share, equal to the fair market value of the Common Stock on the date of grant. In April 1996, he was subsequently granted a non-qualified stock option to purchase 24,000 shares of Common Stock at the price of $3.31 per share, equal to the fair market value of the Common Stock on the date of grant. These options become exercisable in six monthly installments beginning one month from the date of grant. In September 1996, Mr. Kiley entered into a consulting agreement with the Company and was granted a non-qualified stock option under the 1988 Plan to purchase 5,000 shares of Common Stock at the price of $2.47 per share, equal to the fair market value of the Common Stock at the date of grant. These options vest in eight quarterly installments beginning three months from the date of grant.

                                  PROPOSAL 2

                     APPROVAL OF TERMS OF EQUITY FINANCING

BACKGROUND OF THE FINANCING

  General. The stockholders of the Company are being asked to approve the issuance and sale of up to 5,000 shares (the "Financing") of 6% Cumulative Series B Convertible Preferred Stock, $0.001 par value per share, convertible to Common Stock pursuant to a formula that includes a lower-than-market conversion price (the "Series B Preferred Stock") in a private placement of up to $5,000,000 to qualified persons (the "Investors"), on the terms and conditions outlined below. All shares of the Series B Preferred Stock are convertible into Common Stock, and the conversion formula does not contain an upper limit on the number of shares of Common Stock that may be issued upon conversion. The Company executed a private placement of approximately [$850,000] on [April 6, 1998] through the issuance and sale of 850 shares of the Series B Preferred Stock, and now seeks shareholder approval for additional rounds of financing on identical terms. The Company anticipates that the Financing, if approved by the Stockholders, would occur in a series of closings on separate dates (each, a "Closing Date").

  THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

  Substantial Dilutive Effect. If executed, the Financing may have a substantial dilutive effect on current stockholders. The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines before conversion. In addition, there is no upper limit on the number of shares of Common Stock that will be issued upon conversion of the Series B Preferred Stock. The Company would be obliged to issue the shares of Common Stock upon conversion of the Series B Preferred Stock regardless of the substantial dilution such issuance might have on the ownership interests of other shareholders of the Company.

  The pro forma net tangible book value of the Company as of December 31, 1997 was $4.4 million or $0.25 per share of Common Stock. Pro forma net tangible book value per share represents the Company's total tangible assets less total liabilities (including proceeds of $1.3 million received from issuance of Series A 6% Cumulative Convertible Preferred Stock ("Series A Preferred Stock") in January 1998, deduction of commissions and offering expenses, $500,000 worth of prepaid advertising less offering expenses of approximately $50,000 as partial consideration in execution of a Media Purchase Agreement (described below) in March 1998 (the "Media Purchase Agreement") and proceeds of $850,000 received from issuance of Series B 6% Cumulative Convertible Preferred Stock ("Series B Preferred Stock") in April 1998, deduction of commissions and offering expenses divided by the pro forma number of outstanding shares of Common Stock (after giving effect to the conversion of the Series A Preferred Stock and accrued and unpaid dividend on such shares into Common Stock and after giving effect to the issuance of $500,000 of Common Stock as partial consideration in execution of the Media Purchase Agreement and after giving effect to the conversion of the Series B Preferred Stock). Dilution per share represents the difference between the amount per share paid by investors in this offering and the pro forma net tangible book value per share after the offering. After giving the effect to the sale of the remaining 4,150 shares of Series B Preferred Stock in this offering and after deducting commissions and estimated offering expenses, the pro forma net tangible book value of the Company as of December 31, 1997 would have been $8.1 million or $0.35 per share. This represents an immediate increase of pro forma net tangible book value of $0.10 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $0.40 per share to new investors purchasing shares of Common Stock in this offering, as illustrated in the following table:

   Initial conversion price per share...............................      $0.75
     Pro forma net tangible book value per share before the
      offering...................................................... 0.25
     Increase attributable to new investors......................... 0.10
                                                                     ----
   Pro forma net tangible book value per share after the offering...       0.35
                                                                          -----
   Dilution per share to new investors..............................      $0.40
                                                                          =====

  The following table summarizes, on a pro forma basis as of December 31, 1997, the difference between shares held by stockholders (assumed to include investors of Series A Preferred Stock, the investor in the Media Purchase Agreement and investors of 850 shares of Series B Preferred Stock) and shares to be issued to new investors of the remaining Series B Preferred Stock with respect to the number of shares of Common Stock purchased from the Company, their percentage ownership of the Company and the average price paid that would result from the conversion based on a range of various prices if all the remaining Series B Preferred Stock were converted.

                               ASSUMED AVERAGE PRICE PER COMMON SHARE FOR CLOSING SERIES B
                         -----------------------------------------------------------------------
                                  $1.00                   $1.20                   $0.90
                         ----------------------- ----------------------- -----------------------
                         SHARES                  SHARES                  SHARES
                         (000)   %   PRICE/SHARE (000)   %   PRICE/SHARE (000)   %   PRICE/SHARE
                         ------ ---- ----------- ------ ---- ----------- ------ ---- -----------
Pro forma shares at
 December 31, 1997...... 17,516  76%    $0.25    17,516  79%    $0.25    17,516  74%    $0.25
Shares belonging to new
 investors..............  5,616  24%    $0.75     4,680  21%    $0.90     6,240  26%    $0.68
                         ------ ----             ------ ----             ------ ----
Total................... 23,132 100%    $0.35    22,196 100%    $0.36    23,756 100%    $0.34
                         ====== ====             ====== ====             ====== ====

  The computations in the above tables assume (i) the conversion price for the Series A Preferred Stock to be 75% of the average of the Closing Bid Price of the Common Stock for the five trading days immediately preceding the date of issuance of the Series A Preferred Stock, (ii) the conversion price for the Series B Preferred Stock to be 75% of the average of the Closing Bid Price of the Common Stock for the five trading days immediately preceding the date of conversion of the Series B Preferred Stock, but in no event more than 100% of the average of the Closing Bid Price of the Common Stock for the five trading days immediate preceding the issuance of the Series B Preferred Stock, (iii) the five day average closing bid price on the date of issuance of the remaining 4,150 shares of Series B Preferred Stock to be $0.90, (iv) the conversion of the Series A Preferred Stock and Series B Preferred Stock to take place 60 days and 90 days, respectively, after issuance and all accrued and unpaid dividend on such shares to be converted into Common Stock, (v) no additional shares to be issued in the Media Purchase Agreement as the Closing Bid Price of the Company's Common Stock on the re-valuation date (120 days after closing or on the effective date of the proposed registration) is assumed to be equal or above the Average Bid Price (the average closing bid price for the five preceding trading days prior to execution of the agreement), and (vi) exclusion of the aggregate 59,259 shares of Common Stock subject to warrants, exercisable for five years at a price of $0.935 per share, issued as partial consideration pursuant to the Media Purchase Agreement. To the extent Series A and Series B Preferred Stock are converted later than 60 days and 90 days, respectively, after issuance, the five day average Closing Bid Price falls below $0.90 on the date of conversion of the Series B Preferred Stock the Company's Common Stock on the re-valuation date is below the Average Bid Price, and to the extent outstanding warrants are exercised there will be further dilution to new investors.

  No Affiliates or Insiders. No affiliates or insiders of the Company will be allowed to invest in connection with the Financing. The effects of the Financing on Company affiliates and insiders will be based entirely on the proportionate share of Company securities owned by each of them, and will not be different from the effects on other stockholders.

  Exemption from Registration. The Financing will be exempt from the registration requirements of the 1933 Act, and the Company may rely upon the Regulation D or Regulation S "safe harbor" provisions, or other exemptions, promulgated under the 1933 Act.

  Exploration of Various Financing Options by the Company. During 1997 and 1998, Company management and the Board explored a number of different financing options before electing to seek stockholder approval for the Financing. The options explored by the Company included (i) issuing common stock, (ii) issuing convertible preferred stock under a variety of possible terms and conditions, (iii) obtaining funds from various venture capital entities, (iv) obtaining funds through debt financing, and (v) issuing securities in exchange for services. The Board determined the general terms and conditions of the Financing, including the conversion ratio and the number of shares to be issued, after due investigation of the options available to the Company and due deliberation. Management will be authorized to conduct additional arms-length bargaining before closing the Financing.

  The Board of Directors determined the conversion ratio, determined the number of shares to be issued in the conversion, and accepted the lack of a limitation on the number of shares of Common Stock that could be issued upon conversion of the Preferred after the Board of Directors and management reviewed investment proposals from multiple sources of financing, and concluded that the terms set forth in this Proposal 2 were the most favorable the Company could reasonably expect to obtain under present circumstances.

  Description of Media Purchase Transaction. The Company entered into the Media Purchase Agreement with Grow Marketing Services, a division of GRO Enterprises Inc., an Illinois-based media and services company, and Proxhill Marketing Ltd., a Colorado-based provider of dedicated advertising financing to small and medium-sized companies that have a consumer product or service. Under the terms of the agreement, the Company has agreed to purchase up to $3 million in advertising media from Grow Marketing over the next 12 months to provide national and regional advertising support for the company's products. Proxhill has agreed to provide two-thirds of the funding needed for the advertising placements in return for shares of the Company's Common Stock. The Common Stock will be issued to Proxhill at the average closing bid price for the five days preceding each closing and is subject to certain restrictions regarding registration of the stock for sale. The financing was arranged by First Capital Investments Inc., a merchant and investment banking firm that arranges private placement financing, bridge financing, mergers, acquisitions and joint ventures in addition to providing financial advisory services to its clients. An initial transaction of $750,000 ($500,000 from Proxhill, $250,000 from the Company) was executed on March 2, 1998, and is being used to purchase national and regional radio advertising to support ChemTrak's CholesTrak Home Cholesterol Test over the next few months. The Company will transfer 592,593 shares of Common Stock to Proxhill in return for the $500,000.

STOCKHOLDER APPROVAL

  The 20% Rule. The issuance by the Company of the Preferred Stock is subject to stockholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. ("NASD"). On February 23, 1998, the requirements of NASD Rule 4460(i)(1)(D) (the "20% Rule") were made applicable to companies whose securities are traded on the Nasdaq SmallCap Market. The 20% Rule requires such companies to obtain stockholder approval before issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock, when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance.

  Based on the recent prices of the Company's Common Stock, it is anticipated that the number of shares of Common Stock issuable upon conversion of the Preferred Stock may be equal to or greater than 20% of the Common Stock or voting power of the Company outstanding immediately prior to the Financing. The terms of the Preferred Stock will allow the holders of the Preferred Stock to obtain shares of Common Stock at a price below the current market value. See "Terms of Preferred Stock" below. Therefore, the Board of Directors has determined that the approval of the Company's stockholders is a condition of the Financing. The private placement of [April 6, 1998] is governed, and the Financing will be governed, by a limitation (the "Exchange

Cap") providing that the Company is not obligated to issue, in the aggregate, more than 19.9% of its outstanding shares of Common Stock determined as of the date of first issuance of the Series B Preferred Shares (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganizations and similar events relating to the Common Stock) upon conversion of the Series B Preferred Stock, if issuance of a larger number of shares of Common Stock would constitute a breach of the 20% Rule any other of the Company's obligations under the rules or regulations of The NASDAQ Stock Market, Inc. or any other principal securities exchange or market upon which the Common Stock is or becomes traded.

TERMS OF THE SERIES B PREFERRED STOCK

  Purchase Price; Conversion Rights. Each share of the Series B Preferred Stock will be offered at a purchase price of $1,000 and a stated value of $1,000 (the "Stated Value"). Beginning 90 days following the issuance of the shares of Series B Preferred Stock, each holder of shares of Preferred Stock would have the right at any time, and from time to time, to convert some or all such shares into fully paid and nonassessable shares of Common Stock.

  Any conversion shall occur according to a conversion formula that is either equal to or more favorable to the Company than the following conversion formula. The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock will equal (i) the sum of (A) the Stated Value per share and (B) accrued and unpaid dividends on such share, divided by
(ii) the Conversion Price. The Conversion Price shall be equal to 75% the average of the Closing Bid Price (as defined below) of the Common Stock for the five trading days immediately preceding the date of Series B conversion of the Series B Preferred Stock but in no event more than 100% of the average Closing Bid Price for the five trading days immediately preceding the Closing Date. The Closing Bid Price shall mean the closing bid price of the Common Stock as reported from the Nasdaq SmallCap Market (or if not reported by Nasdaq as reported by such other exchange or market where traded. The conversion formula does not specify an upper limit on the number of shares of Common Stock that may be issued upon conversion of the Preferred Stock.

  Two years after the issuance of the Preferred Stock (the "Mandatory Conversion Date"), any shares of Preferred Stock not previously converted into shares of Common Stock shall automatically be converted into shares of Common Stock at the Conversion Price. On and after the Mandatory Conversion Date, all dividends on the Preferred Stock shall cease to accrue and the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Company shall cease and terminate, except the right to receive the shares of Common Stock upon conversion.

  Preferential Cumulative Dividends. The holders of outstanding shares of Preferred Stock will be entitled to receive preferential dividends in cash out of any funds of the Company legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of stock junior to the Preferred Stock (the Common Stock and such junior stock being hereinafter collectively the "Junior Stock") at the rate of 6% simple interest per annum on the Stated Value per share payable quarterly when and as declared; provided, however, that these preferential cumulative dividends, if not paid, will accumulate as a liability of the Company. In addition, fully paid and non-assessable shares of Preferred Stock at a rate of one share of Preferred Stock for each $1,000 of such dividend not paid in cash, and the issuance of such additional shares will constitute full payment of such dividend.

  The dividends on the Preferred Stock will be cumulative whether or not earned so that if, at any time, full cumulative dividends at the rate aforesaid on all shares of the Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Company or a subsidiary of the Company to the purchase redemption or other acquisition of the Preferred Stock and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

  Dividends on all shares of the Preferred Stock will begin to accrue and be cumulative from and after the date of issuance thereof on a quarterly basis.

  Liquidation Rights. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive before any payment or distribution will be made on the Junior Stock, out of the assets of the Company available for distribution to stockholders, the Stated Value per share of Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the Preferred Stock, then the holders of the Junior Stock of the Company will receive, ratably, all remaining assets of the Company legally available for distribution. If the assets of the Company available for distribution to the holders of the Preferred Stock are insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Company will be distributed to the exclusion of the holders of shares of Junior Stock ratably among the holders of Preferred Stock.

  Neither purchase nor the redemption by the Company of shares of any class of stock nor the merger nor consolidation of the Company with or into any other corporation or corporations nor the sale or transfer by the Company of all or any part of its assets will be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of the liquidation rights that would be available under the Financing. The Investors will enjoy a right of participation in any proposed public offering of Common Stock and a right of first refusal in the event of any future private equity financing.

  Redemption Provisions. The Company may elect to redeem all or part of the shares of outstanding Preferred Stock upon payment of Stated Value (plus any dividends accumulated thereon) multiplied by 1.333 (the "Redemption Price"). After the date (the "Redemption Date") on which Company gives written notice to the Holder of the Company's intent to redeem the Preferred Stock, the Holder shall have five business days to notify the Company if such Holder elects to convert the Preferred Stock to Common Stock (rather than have the Preferred Stock redeemed by the Company).

  Exchange Cap. If the Company cannot issue shares of Common Stock pursuant to the conversion provisions of the Financing for any reason, including the Exchange Cap, the Holder of those shares of Series B Preferred Stock for which the Company is unable to issue Common Stock, solely at such Holder's option, may elect to require the Company to redeem all of part of such Series B Preferred Stock at the Redemption Price within ten business days of receiving notice; provided the Company can make such a distribution to such holders under the provisions of the state corporation laws then applicable. In the event the Company receives a conversion notice from more than one Holder of Series B Preferred Stock on the same day, and the Company is able to convert some, but not all, of such Series B Preferred Stock, the Company will convert from each such Holder electing to have Series B Preferred Stock converted at such time an amount equal to such Holder's pro rata amount (based on the number of Preferred Shares held by such Holder relative to the number of Series B Preferred Stock outstanding) of all Series B Preferred Stock being converted and the remaining shares that cannot be converted will be redeemed pro rata at such time at the Redemption Price.

  Voting Rights. The shares of Common Stock into which the Preferred Stock is converted will have full voting rights.

  Registration with the Securities and Exchange Commission. The Company will agree to prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable after the Closing Date, a registration statement registering the resale of the shares of Common Stock into which the Preferred Stock is convertible, and to undertake commercially reasonable efforts to cause the registration statement to become effective 120 days of the Closing Date. The Company will agree that if such a registration statement is not effective within 120 days due to the failure of the Company to exercise such efforts, it will pay to Holders as liquidated damages a fee of 3% per month of the principal amount converted by such Holder for a maximum of eight months.

  Indemnification. Under the Financing, the Company would indemnify, hold harmless, reimburse and defend each Investor against any claim, costs, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Investor that results, arises out of or is based upon any misrepresentation or breach of any warranty by Company in connection with the Financing, or any breach or default in performance by Company of any covenant or undertaking to be performed by the Company thereunder. Each of the Investors would indemnify, hold harmless, reimburse and defend the Company against any claim, costs, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company that results, arises out of or is based upon any misrepresentation by the Investor in connection with the Financing or any breach or default in performance by the Investor of any covenant or undertaking to be performed by the Investor thereunder.

  Fees. Under the Financing, the Company would agree to pay to an agent a commission in an amount up to 10% of the proceeds of the gross offering, in exchange for the agent's services in identifying qualified investors and advising the Company as to the terms and conditions such investors might accept. The Company would also agree to pay to such agent an additional reimbursement fee of up to 3%. Such payments to the agent would be in addition to the separate payment of the fees and costs of the Company to Company counsel of up to 3% of the gross proceeds of the offering to reimburse such agent for its costs, fees and expenses.

USE OF PROCEEDS

  The Company currently intends to use the proceeds of the Financing for general corporate purposes.

ADVANTAGES AND DISADVANTAGES OF THE PROPOSED EQUITY FINANCING

  Disadvantages. Before voting, each Stockholder should consider the following disadvantages of the Financing: (i) the holders of the Preferred Stock may limit the Company's ability to enter into mergers and or acquisitions with other entities, (ii) short sales by the holders of the Preferred Stock may depress the per share price of the Common Stock of the Company, (iii) conversion of the shares of Preferred Stock to Common Stock (especially in light of the conversion formula that may result in large numbers of shares being issued upon conversion) and sale of those converted shares, may depress the per share price of the Common Stock of the Company, (iv) because there is no upper limit to the number of shares of Common Stock that may be issued upon conversion of the Preferred, substantial percentage ownership changes in the Company's outstanding Common Stock may result, and (v) there may be increased costs imposed on the Company to undertake the registration of the securities and to cause the registration statement to become effective.

  Advantage. Before voting, each Stockholder should also consider the following advantage of the Financing: the Financing will provide financial resources without which the Company is unlikely to be able to continue as a going concern and execute its current business plan.

  Stockholders are requested in this Proposal 2 to approve the terms of a proposed equity financing of up to $5,000,000 pursuant to which the Company will issue 6% Cumulative Convertible Series B Preferred Stock (all of which may be converted into Common Stock pursuant to a formula that includes a lower-than-market conversion price for Common Stock and for which there is no upper limit on the number of shares of Common Stock which will be issued upon conversion of the Preferred Stock), that could result in the issuance of more than 20% of the outstanding shares of Common Stock of the Company before such issuance. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve such issuance. If the Stockholders fail to approve this proposal, the Company will be restricted from issuing the Series B Preferred Stock on terms that may result in the issuance of voting securities, at a price less than the market value of the Common Stock, that would constitute greater than 20% of the voting power of the Company prior to the issuance. Accordingly, the financing alternatives available to the Company would be limited, and the Company may seek funding in a series of smaller transactions on terms similar to those outlined in this proposal with a limitation imposed in each financing on the conversion ratio of the Preferred Stock so that the 20% Rule would not be invoked.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

                                  PROPOSAL 3

              AMENDMENT TO THE 1991 EMPLOYEE STOCK PURCHASE PLAN

  At the Annual Meeting, the shareholders are being asked to approve the adoption of an amendment to the Company's 1991 Employee Stock Purchase Plan (the "Purchase Plan"), as adopted by the Board in January 1992 to increase the number of shares reserved for issuance thereunder by 200,000 shares for an aggregate of 400,000 of Common Stock reserved under the Purchase Plan.

  As of December 31, 1997, and without taking into account the proposed amendment to the Purchase Plan, the Company had issued and sold an aggregate of 155,334 shares of Common Stock pursuant to the Purchase Plan, and 44,666 shares remained eligible for purchase under the Purchase Plan.

SUMMARY OF THE PURCHASE PLAN

  General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

  Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

  Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of each offering period unless a later time for filing the subscription agreement has been set by the Board.

  Participation in an Offering. The Purchase Plan is implemented by offering periods lasting up to 27 months (an "Offering Period"), with new Offering Periods to begin as determined by the Board. Common Stock may be purchased under the Purchase Plan on each exercise date (an "Exercise Date"), unless the participant withdraws or terminates employment earlier. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 15% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires on each Exercise Date or upon termination of employment, whichever is earlier, but is exercised on each Exercise Date to the extent of the payroll deductions accumulated during such Offering Period. The Board of Directors may determine the maximum number of shares each employee may purchase during an Offering Period.

  Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or (ii) on the Exercise Date. The number of shares of Common Stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Offering Period by the purchase price.

  Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

  Adjustment Upon Change in Capitalization, Change in Control. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan, and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board, whose determination shall be conclusive. Notwithstanding the above, in connection with any (i) dissolution or liquidation of the Company; (ii) merger or consolidation of the Company in which the Company is not the surviving corporation; (iii) reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board, (i) options may be assumed or substituted by the surviving corporation, (ii) the rights may continue in full force and effect, or (iii) any Offering Periods then in progress may be shortened to a new Exercise Date and the Board shall notify each participant that his or her option shall be exercised automatically on the new Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period.

  Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan; provided, however, that certain amendments require shareholder approval. The Purchase Plan will terminate in December 2001.

  Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

  Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period or more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
(ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

  Stockholders are requested in this Proposal 3 to approve an amendment to the Company's 1991 Employee Stock Purchase Plan increasing the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares to 400,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase of shares in the Purchase Plan.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

                                  PROPOSAL 4

              AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                        TO EFFECT A REVERSE STOCK SPLIT

  The Board of Directors is asking the Company's stockholders to approve an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split such that each three to five shares of the Company's currently issued and outstanding Common Stock will be exchanged for one share of newly issued Common Stock ("New Common Stock"), with the precise number of newly issued shares of Common Stock to be converted to be determined by the Board of Directors at a later time based upon factors described below (the "Reverse Stock Split").

  The Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. The Common Stock is currently traded on the Nasdaq SmallCap Market. In order to maintain its listing on the Nasdaq SmallCap Market, the Company must maintain net tangible assets, capital and public float at specified levels, and generally must maintain a minimum bid price of $1.00 per share. The Company's net tangible assets were approximately $2.2 million at December 31, 1997, compared to the current listing standard of $2 million. On March 3, 1998, the Company received a letter from Nasdaq stating that the minimum bid on the Company's Common Stock was not in compliance with Nasdaq's minimum bid price requirement, and that the Company would be provided with 90 calendar days, until May 28, 1998, to comply with such requirement. After such time, Nasdaq will issue a delisting letter. If the Common Stock is delisted, trading in the Common Stock could be conducted on the OTC Bulletin Board or in the over-the-counter market in what is commonly referred to as the "pink sheets." If this occurs a stockholder will find it more difficult to dispose of his securities or to obtain accurate quotations as to the price of the Common Stock. In addition, the Common Stock could become subject to the "penny stock" regulations promulgated under the Exchange Act of 1934, as amended, which impose additional restrictions on broker-dealers who trade in such stock and could severely limit the liquidity of the Common Stock. While there can be no assurance that the Reverse Stock Split will result in more than a proportional increase in the price at which the Company's Common Stock trades, in order to maintain its listing on the Nasdaq SmallCap Market, the Board of Directors believes the Reverse Stock Split is necessary and in the best interests of the Company and its stockholders for the reasons noted above. The Board of Directors intends to select the exact reverse split ratio (three for one, four for one, or five for one) within five days of the Annual Meeting, and will select the ratio that will, immediately after the Reverse Split, effect a market price of at least $2.25 per share with the least possible reduction in the number of shares outstanding. No assurance can be given that the market price will remain at or above $2.25 after the Reverse Split. Prior to the vote, the shareholders will not know the exact reverse split ratio.

  The Amendment to the Company's Restated Certificate of Incorporation (the "Amendment") to effect the Reverse Stock Split, will provide that upon the filing of the Amendment, every three to five shares of the

Company's currently issued and outstanding shares of Common Stock will be converted into one share of Common Stock depending on the precise conversion ratio determined by the Board of Directors, and the par value of each share of New Common Stock will be correspondingly adjusted to between $0.003 and $.005 per share. The Amendment will further provide that each stockholder who, as a result of Reverse Stock Split, would own a fraction of a whole share of Common Stock will receive from the Company, in lieu of a fractional share, cash in an amount equal to the value of the Common Stock as reported on Nasdaq on the date of filing of the Amendment multiplied by the fraction of a share to which the stockholder would otherwise be entitled.

  In addition, the Company's Amended Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of the Series A 6% Cumulative Convertible Preferred Stock $0.001 par value per share and Series B 6% Cumulative Convertible Preferred Stock, $0.001 par value per share, currently on file will be amended to correspondingly adjust the formula for conversion of the Series A Preferred Stock and Series B Preferred Stock to give effect to the Reverse Stock Split.

  The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to proceed with the Reverse Stock Split including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business developments and the Company's actual and projected financial performance. However, it is the Board's present intention to effect the Reverse Stock Split, based upon the factors described above, promptly following receipt of the requisite stockholder approval. The Board will notify the stockholders that the Reverse Stock Split has been effected promptly after the filing of the Amendment with the Delaware Secretary of State. Immediately following the Reverse Stock Split, the Board will provide for payment of cash in lieu of fractional shares of New Common Stock otherwise issuable in connection therewith.

  The Company is presently authorized to issue 40,000,000 shares of Common Stock, $0.001 par value, of which 17,516,125 were issued and outstanding on a pro forma basis at the close of business on December 31, 1997 (after giving effect (i) to the conversion of $1.3 million received from issuance of Series A 6% Cumulative Convertible Preferred Stock in January 1998 and accrued and unpaid dividends on such shares to be converted into Common Stock, (ii) to the issuance of $500,000 worth of Common Stock as partial consideration in connection with the execution of a Media Purchase Agreement in March 1998, and
(iii) to the conversion of [$850,000] received from the issuance of Series B 6% Cumulative Convertible Preferred Stock in April 1998). The Reverse Stock Split, as proposed and if effected, would have the effect of reducing the number of outstanding shares on a pro forma basis at the close of business on December 31, 1997 to between 5,838,708 and 3,503,225, but would not change the number of authorized shares. The par value of the authorized shares will be changed to the par value of the outstanding shares after the Reverse Stock Split. The number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock would not be affected; however, the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would be proportionately reduced. Outstanding options and warrants to purchase Common Stock would be similarly adjusted. The proposed Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company, except for those stockholders who would receive cash in lieu of fractional shares. The rights presently accruing to holders of Common Stock and the Preferred Stock would not be affected by this transaction (except to the par value of such shares). After the Reverse Stock Split, there will be more shares available for issuance by the Company because no change is being made to the authorized shares. See the table below regarding shares available for future issuance. The Company's Common Stock is currently listed on the Nasdaq SmallCap Market, and upon approval of this proposal, application will be made to list the New Common Stock on the Nasdaq SmallCap Market. The Company's reporting obligations under the Securities Exchange Act of 1934, as amended, are not expected to be affected by the Reverse Stock Split.

  Implementation of the Reverse Stock Split may cause some holders of round lots to become odd lot holders. Holders of odd lots may be required to pay higher commission rates in connection with sales of the Company's Common Stock than would be paid if they held round lots.

  The following table illustrates the principal effects of the Reverse Stock Split to the Company's Common Stock:

                           PRIOR TO    AFTER 3 FOR 1 AFTER 4 FOR 1 AFTER 5 FOR 1
                         REVERSE STOCK REVERSE STOCK REVERSE STOCK REVERSE STOCK
NUMBER OF SHARES(1)          SPLIT         SPLIT         SPLIT         SPLIT
-------------------      ------------- ------------- ------------- -------------
Common Stock(2)
  Authorized............  40,000,000    40,000,000    40,000,000    40,000,000
  Outstanding...........  17,516,125     5,838,708     4,379,031     3,503,225
  Available for Future
   Issuance.............  22,483,875    34,161,292    35,620,969    36,496,775

--------
(1) On a pro forma basis as of December 31, 1997 and subject to adjustment resulting from the repurchase of fractional shares.

(2) The par value of the Common Stock is currently $0.001 per share prior to the Reverse Stock Split and will be between $0.003 and $0.005 per share after the Reverse Stock Split.

                           PRIOR TO    AFTER 3 FOR 1 AFTER 4 FOR 1 AFTER 5 FOR 1
                         REVERSE STOCK REVERSE STOCK REVERSE STOCK REVERSE STOCK
FINANCIAL DATA(1)            SPLIT         SPLIT         SPLIT         SPLIT
-----------------        ------------- ------------- ------------- -------------
Stockholders' Equity
  Common Stock(2).......       18,000        18,000        18,000        18,000
  Additional Paid-in
   Capital..............   45,936,905    45,936,905    45,936,905    45,936,905
  Deferred Compensation.      (31,000)      (31,000)      (31,000)      (31,000)
  Accumulated Deficit...  (41,503,000)  (41,503,000)  (41,503,000)  (41,503,000)
  Total Stockholders'
   Equity...............    4,420,905     4,420,905     4,420,905     4,420,905
  Book Value Per Common
   Share................        0.252         0.757         1.010         1.262

--------
(1) On a pro forma basis as of December 31, 1997 and subject to adjustment resulting from the repurchase of fractional shares.

(2) The par value of the Common Stock is currently $0.001 per share prior to the Reverse Stock Split and will be between $0.003 and $0.005 per share after the Reverse Stock Split.

  Stockholders are requested in this Proposal 4 to approve an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split such that each three to five shares of the Company's currently issued and outstanding Common Stock will be exchanged for one share of newly issued Common Stock, with the precise number of newly issued shares of Common Stock to be converted to be determined by the Board of Directors within five days of the Annual Meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve such reverse stock split.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4

                                  PROPOSAL 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent auditors for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

  On December 2, 1997, the Board of Directors voted to change independent public accountants, dismissing Ernst & Young LLP ("Ernst & Young") as the independent accountants for the Company and engaging Coopers & Lybrand. Notice of dismissal was delivered to Ernst & Young on December 4, 1997. Ernst & Young's reports on the Company's financial statements for the fiscal years ended December 31, 1995 and December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, and such reports did not contain any adverse opinion or disclaimer of opinion, and such reports were not otherwise modified or qualified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of Ernst & Young, (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to its satisfaction would have caused it to make reference in connection with its reports, and (ii) Ernst & Young has not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K
Item 304(a)(1)(v).

  During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Coopers & Lybrand, the Company has not consulted Coopers & Lybrand with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

  Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting, with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. Representatives of Ernst & Young are not expected to be present at the meeting.

  Stockholder ratification of the selection of Coopers & Lybrand as the Company's independent auditors is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm or to choose another one. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Coopers & Lybrand as independent auditors for the fiscal year ending December 31, 1998.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of the Record Date by: (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock.

                                                                BENEFICIAL
                                                               OWNERSHIP(2)
                                                           --------------------
                                                             NUMBER    PERCENT
   DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS(1)     OF SHARES  OF TOTAL
   ----------------------------------------------------    ----------- --------
Prithipal Singh, Ph.D.(3).................................   [486,194]  [3.50]%
Gordon W. Russell(4)......................................     180,569  [1.32]%
David Rubinfien(5)........................................   [171,134]  [1.25]%
Edward F. Covell(6).......................................   [156,566]  [1.13]%
Malcolm Jozoff(7).........................................    [77,000]      *
Robert P. Kiley(8)........................................     [4,875]      *
Niquette L. Hunt(9).......................................    [14,583]      *
Donald V. Fluken..........................................           0     --
Subba Rao Gunupudi, Ph.D.(10).............................    [16,647]      *
All directors and executive officers as a group (9
 person)(11).............................................. [1,115,781]  [7.87]%

--------
  * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

 (1) Except as otherwise noted, the business address of each of the persons named in this table is: c/o ChemTrak Incorporated, 929 East Arques Avenue, Sunnyvale, CA 94086-4520.

 (2) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table. Percentage of beneficial ownership is based on 13,643,145 shares of Common Stock outstanding as of the Record Date.

 (3) Includes 173,084 shares held by Prithipal Singh and Rajinder K. Singh, trustees, UTD dated April 17, 1986, and [263,110] shares issuable upon exercise of stock options held by Dr. Singh exercisable within 60 days of the Record Date.

 (4) Includes 123,558 shares held of record by Sequoia Capital Growth Fund and 7,895 shares held of record by Sequoia Technology Partners III. Mr. Russell is a general partner of Sequoia Capital, the general partner of these funds. Mr. Russell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 39,488 shares beneficially owned by the Russell 1988 Revocable Trust and 9,000 shares issuable upon exercise of stock options held by Mr. Russell exercisable within 60 days of the Record Date.

 (5) Includes 12,134 shares held of record by the Rubinfien Living Trust and 9,000 shares issuable upon exercise of stock options held by Mr. Rubinfien exercisable within 60 days of the Record Date.

 (6) Includes [154,898] shares issuable upon exercise of stock options held by Mr. Covell exercisable within 60 days of the Record Date.

 (7) Includes [67,000] shares issuable upon exercise of stock options held by Mr. Jozoff exercisable within 60 days of the Record Date.

 (8) Represents shares issuable upon exercise of stock options held by Mr. Kiley exercisable with in 60 days of the Record Date.

 (9) Represents [14,583] shares issuable upon exercise of stock options held by Ms. Hunt exercisable within 60 days of the Record Date.

(10) Represents [16,647] shares issuable upon exercise of stock options held by Dr. Gunupudi exercisable within 60 days of the Record Date.

(11) Includes a total of [535,903] shares issuable upon exercise of stock options held by all officers and directors exercisable within 60 days of the Record Date. See Notes (3) through (10) above.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

  The following table shows for the fiscal years ending December 31, 1997, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company at December 31, 1997 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION(3)
                                                     ANNUAL        ---------------
                                                COMPENSATION(1)     SECURITIES     ALL OTHER
                                             ---------------------  UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR SALARY($)(2) BONUS($)   OPTIONS(#)       ($)(4)
     ---------------------------        ---- ------------ -------- --------------- ------------
Edward F. Covell(5)...................  1997   193,000          0       99,273         500
 President and Chief                    1996   107,000     20,000      230,000         500
 Executive Officer                      1995       --         --           --           --
Prithipal Singh, Ph.D.(6).............  1997   211,000          0       45,818         500
 Chairman of the Board and              1996   206,000          0            0         500
 Chief Technical Officer                1995   182,000          0       77,500         500
Niquette L. Hunt(7)...................  1997   120,000     30,000       10,000         500
 Vice President, Marketing              1996     4,000     18,000       50,000           0
 and Sales                              1995       --         --           --           --
Donald V. Fluken(8)...................  1997   103,000     25,500       60,000         500
 Vice President, Finance,               1996       --         --           --           --
 Chief Financial Officer                1995       --         --           --           --
 and Secretary
Subba Rao Gunupudi, Ph.D.(9)..........  1997    96,000     24,000       22,500         500
 Vice President, Research               1996    70,000          0       27,500         500
 and Development                        1995       --         --           --           --

--------
(1) Other than the salary and bonus described herein, the Company did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 1995, 1996 or 1997.

(2) Includes amounts earned but deferred at the election of the Named Executive Officer.

(3) The Company has not granted any stock appreciation rights or restricted stock awards.

(4) Represents amounts contributed by the Company pursuant to Section 401(k) of the Code. All full-time employees of the Company are eligible to participate in the Company's 401(k) plan.

(5) Mr. Covell joined the Company as President in May 1996 and was named Chief Executive Officer in January 1997.

(6) Dr. Singh resigned as Chief Executive Officer and was appointed Chief Technical Officer in January 1997. In March 1998, Dr. Singh resigned as Chief Technical Officer.

(7) Ms. Hunt joined the Company as Vice President, Marketing and Sales, in December 1996.

(8) Mr. Fluken was appointed Vice President, Finance and Chief Financial Officer in April 1997 and Secretary in December 1997.

(9) Dr. Gunupudi, currently a consultant to the Company, joined the Company as Director, Research and Development, in March 1996 and resigned as Vice President, Research and Development, in January 1998 .

                       STOCK OPTION GRANTS AND EXERCISES

  The Company grants options to its executive officers under the 1988 Plan and the 1993 Plan (together, the "Plans"). As of December 31, 1997, options to purchase a total of 1,220,867 shares had been granted and were outstanding under the Plans and options to purchase 533,279 shares remained available for grant thereunder. The Company has not granted stock appreciation rights ("SARs").

  The following table shows certain information regarding options granted to each of the Named Executive Officers for the fiscal year ended December 31, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR




                                                                           POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                   VALUE AT ASSUMED
                         -------------------------------------------------   ANNUAL RATES OF
                                      % OF TOTAL                               STOCK PRICE
                         NUMBER OF     OPTIONS                               APPRECIATION FOR
                         SECURITIES   GRANTED TO     EXERCISE               OPTION TERM($)(3)
                         UNDERLYING  EMPLOYEES IN     PRICE     EXPIRATION ---------------------
          NAME            OPTIONS   FISCAL YEAR(1) ($/SHARE)(2)    DATE        5%        10%
          ----           ---------- -------------- ------------ ---------- ---------- ----------
Edward F. Covell(4).....   39,273       10.05          0.81      08/13/07  $   20,060    50,833
                           60,000       15.36          0.81      08/13/07      30,648    77,661
Prithipal Singh,
 Ph.D.(5)...............   45,818       11.73          0.81      08/13/07      23,403    59,305
Niquette L. Hunt........   10,000        2.56          0.75      09/24/07       4,715    11,947
Donald V. Fluken........   30,000        7.68          1.18      05/14/07      22,396    56,752
                           20,000        5.12          0.81      08/13/07      10,216    25,887
                           10,000        2.56          0.75      09/24/07       4,715    11,947
Subba Rao Gunupudi,
 Ph.D. .................   22,500        5.76          1.19      05/14/07      16,797    42,564

--------
(1) Based on an aggregate of options to purchase 390,591 shares of the Company's Common Stock granted to employees of the Company during fiscal 1997, including the Named Executive Officers.

(2) The options in this table have exercise prices equal to the fair market value of the Common Stock on the date of grant. Options vest 25% on the first anniversary of the date of grant, and 2.0833% per month thereafter for the next 36 months.

(3) The potential realizable value is based on the term of the option at the time of grant which is 10 years for all options covered by this table. The potential realizable value is calculated by assuming the stock price on the date of grant appreciates at the specified rates of 5% and 10% for the entire term of the option, and that the option is exercised and sold on the last day of its term at such appreciated price. These assumed rates of appreciation are in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the exercise price during the option term, which will benefit all stockholders.

(4) On August 14, 1997, Mr. Covell was granted 39,273 shares of Common Stock subject to option, which were fully vested as of the date of grant.

(5) On August 14, 1997, Dr. Singh was granted 45,818 shares of Common Stock subject to option, which were fully vested as of the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth, for each of the Named Executive Officers, the number and value of unexercised shares subject to option for the fiscal year ended December 31, 1997:

                                                                                     VALUE OF UNEXERCISED
                                              NUMBER OF SECURITIES UNDERLYING            IN-THE-MONEY
                           SHARES              UNEXERCISED OPTIONS AT FISCAL           OPTIONS AT FISCAL
                         ACQUIRED ON  VALUE            YEAR-END (#)                    YEAR-END ($) (2)
                          EXERCISE   REALIZED ----------------------------------   -------------------------
          NAME             (#)(1)      ($)     EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ---------------   ----------------   ----------- -------------
Edward F. Covell........      --        --              148,647            150,626       0            0
Prithipal Singh, Ph.D...      --        --              261,585             10,066       0            0
Niquette L. Hunt........      --        --               12,500             47,500       0            0
Donald V. Fluken........      --        --                    0             60,000       0            0
Subba Rao Gunupudi,
 Ph.D...................      --        --               12,500             37,500       0            0

--------
(1) No Named Executive Officers exercised any stock options during fiscal year 1997.
(2) Based on the closing price of $0.75 of the Company's Common Stock as reported on the Nasdaq SmallCap Market at December 31, 1997 minus the exercise price of the options multiplied by the number of shares underlying the option. At year end, the exercise price of all exercisable and unexercisable options granted to the Named Executive Officers exceeded the closing price of the Company's Common Stock; thus such options were not in-the-money options.

                             EMPLOYMENT AGREEMENTS

  In February 1996, the Company and Dr. Singh entered into an employment agreement providing that Dr. Singh's salary be set at $15,333 per month. The agreement provides that if Dr. Singh's employment is terminated without cause, he will receive 12 months salary continuation. In addition, in the event of such termination, all of the Company's Common Stock held by Dr. Singh will be free of any repurchase options in favor of the Company, and all of Dr. Singh's options will become fully vested and exercisable. The Company has also agreed to reimburse Dr. Singh for any medical or other employee insurance coverage that he elects to continue for a period of one year following such termination.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities during fiscal year 1997, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock and other equity securities of the Company on Form 4 or 5. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                         CHANGES TO COMPENSATION PLANS

  The Company has proposed an amendment to increase the number of shares reserved for issuance under the Purchase Plan. Because each employee's participation in the Purchase Plan is purely discretionary, the future benefits under the Purchase Plan are not yet determinable. Accordingly, the following table summarizes the number of shares of Common Stock of the Company purchased under the Purchase Plan during the fiscal year ended December 31, 1997 by (i) the Named Executive Officers, (ii) all current executive officers, as a group, and (iii) all current directors who are not executive officers, as a group, and (iv) all employees, excluding Named Executive Officers, as a group.

                               NEW PLAN BENEFITS

                                                         1991 EMPLOYEE STOCK
                                                          PURCHASE PLAN(1)
                                                        ---------------------
                                                                     NUMBER
                                                         PURCHASE   OF UNITS
                   NAME AND POSITION                    PRICE($)(2) PURCHASED
                   -----------------                    ----------- ---------
Edward F. Covell.......................................    1,529      1,668
  President and Chief Executive Officer
Prithipal Singh, Ph.D..................................     --            0
  Chairman of the Board and Chief Technical Officer
Niquette L. Hunt.......................................     --            0
  Vice President, Marketing and Sales
Donald V. Fluken.......................................     --            0
  Vice President, Finance, Chief Financial Officer and
     Secretary
Subba Rao Gunupudi, Ph.D...............................   10,061     11,423
  Vice President, Operations
Executive Officers, as a group.........................   11,590     13,091
Non-Executive Directors, as a group....................     --         --
Non-Executive Officer Employees, as a group............   31,160     34,614

--------
(1) Only employees (including officers) whose customary employment with the Company is at least 20 hours per week and five months in any calendar year are eligible to participate in the Purchase Plan.

(2) Under the terms of the Purchase Plan, eligible employees may purchase Common Stock of the Company through payroll deductions at a purchase price not less than 85% of the fair market value of the Company's Common Stock. See Proposal 3, "Amendment to the 1991 Employee Stock Purchase Plan."

                    PERFORMANCE MEASUREMENT COMPARISON /1/

  The following chart shows a five year comparison of the total cumulative return of a $100 original investment in each of (i) the Company's Common Stock, (ii) the Russell 2000 Index, and (iii) the Hambrecht & Quist Healthcare (excluding Biotechnology) Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year./2/



                      [PERFORMANCE GRAPH APPEARS HERE]
               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG CHEMTRAK INCORPORATED, THE RUSSELL 2000 INDEX
     AND THE HAMBRECHT & QUIST HEALTHCARE EXCLUDING BIOTECHNOLOGY INDEX

                                                         HAMBRECHT & QUIST
Measurement Period           CHEMTRAK       RUSSELL      HEALTHCARE EXCLUDING
(Fiscal Year Covered)        INCORPORATED   2000         BIOTECHNOLOGY
-------------------          ------------   ---------    ---------------------
Measurement Pt-12/92         $100           $100         $100
FYE 12/93                    $ 45           $119         $ 72
FYE 12/94                    $ 29           $117         $ 76
FYE 12/95                    $ 11           $150         $127
FYE 12/96                    $ 13           $175         $141
FYE 12/97                    $  8           $214         $168

* $100 INVESTED ON 12/3/92 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.
--------
1 The Company has never paid any dividends on its Common Stock and has no present plans to do so.
2 This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             CERTAIN TRANSACTIONS

  The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that may be required to pay in actions or proceedings which the officer or director may be a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under General Corporation Law of the State of Delaware and the Company's By-Laws. See also "Compensation of Directors" and "Employment Agreements."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-19749), is incorporated by reference herein. Form 10-K is included in the Annual Report to Stockholders being mailed concurrently with this Proxy Statement.

  All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the mailing
date of this proxy statement and prior to [     ], 1998, the date of the
Annual Meeting, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as modified or superseded, to constitute a part of this Proxy Statement.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors
                                       CHEMTRAK INCORPORATED

                                       Donald V. Fluken
                                       Secretary

[     ], 1998

                             CHEMTRAK INCORPORATED
                             ---------------------

                       1991 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------

                           Adopted December 18, 1991

     1.   PURPOSE.
          -------

          (a) The purpose of the ChemTrak 1991 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of ChemTrak Incorporated, a Delaware corporation (the "Company"), and its Affiliates, an defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

     2.   ADMINISTRATION.
          --------------

          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

              (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

             (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

            (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

             (iv) To amend the Plan as provided in paragraph 13.

              (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration in delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.   SHARES SUBJECT TO THE PLAN.
          --------------------------

          (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two hundred thousand (200,000) shares of the Company's $.001 par value common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.   GRANT OF RIGHTS; OFFERING.
          -------------------------

          The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     5.   ELIGIBILITY.
          -----------

          (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except an provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

              (i) the date on which such right in granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

             (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

            (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, an specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e) Officers of the Company shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

     6.   RIGHTS; PURCHASE PRICE.
          ----------------------

          (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee an well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

              (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

             (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

     7.   PARTICIPATION; WITHDRAWAL; TERMINATION.
          --------------------------------------

          (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

          (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

     8.   EXERCISE.
          --------

          (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

          (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than two (2) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Exercise Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

     9.   COVENANTS OF THE COMPANY.
          ------------------------

          (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority in obtained.

     10.  USE OF PROCEEDS FROM STOCK.
          --------------------------

          Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

     11.  RIGHTS AS A STOCKHOLDER.
          -----------------------

          A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

     12.  ADJUSTMENTS UPON CHANGES IN STOCK.
          ---------------------------------

          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

          (b) In the event of:  (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company in not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

     13.  AMENDMENT OF THE PLAN.
          ---------------------

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

              (i) Increase the number of shares reserved for rights under the Plan;

             (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.
          -------------------------------------

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 1, 2001. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

     15.  EFFECTIVE DATE OF PLAN.
          ----------------------

          The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

[X]   PLEASE MARK YOUR
      VOTES AS THIS
      EXAMPLE

                                      For all nominees       Withhold Authority
                                        listed below            to vote for
                                      (except as marked        all nominees
                                   to the contrary below).     listed below.

1: To elect these two directors              [_]                    [_]
   to hold office until the 2001
   Annual Meeting of Stockholders.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

NOMINEES:  Gordon W. Russell
           Prithipal Singh, Ph.D.

To withhold authority to vote for any nominee(s) write such nominee(s) name(s) below:

________________________________________________________________________________


                                                 FOR       AGAINST      ABSTAIN
2: To approve the terms of a proposed equity     [_]         [_]          [_]
   financing of up to $5,000,000 pursuant
   to which the Company will issue 6% Cumulative
   Convertible Series B Preferred Stock (all of
   which may be converted into Common Stock
   pursuant to a formula which includes a lower-
   than-market conversion price for Common Stock
   and for which there is no upper limit on the
   number of shares of Common Stock which will
   be issued upon conversion of the Preferred Stock)
   that could result in the issuance of more than
   20% of the outstanding shares of Common Stock of
   the Company.
                                                 FOR       AGAINST      ABSTAIN
3: To approve an amendment to the 1991           [_]         [_]          [_]
   Employee Stock Purchase Plan
   increasing the aggregate number of
   shares of Common Stock authorized
   for issuance under such plan by
   200,000 shares to 400,000 shares.

                                                 FOR       AGAINST      ABSTAIN
4: To approve an amendment to the Company's      [_]         [_]          [_]
   Restated Certificate of Incorporation to effect a reverse stock split such that each three to five shares of the Company's currently issued and outstanding Common
   Stock will be exchanged for one share of newly issued Common Stock, with the precise number of newly issued shares of Common
   Stock to be converted to be determined by the Board of Directors within five days of the Annual Meeting.


                                                 FOR       AGAINST      ABSTAIN
5: To ratify selection of Coopers & Lybrand      [_]         [_]          [_]
   L.L.P. as independent auditors of the
   Company for its fiscal year ending
   December 31, 1998.


PLEASE COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE _________________________________    DATE ___________________________

SIGNATURE _________________________________    DATE ___________________________

Please date this proxy and sign your name exactly as it appears herein. In the case of joint ownership, each joint owner should sign. If signing as an executor, trustee, guardian, attorney-in-fact or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

--------------------------------------------------------------------------------

                             CHEMTRAK INCORPORATED

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of ChemTrak Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement, each dated [___________], and hereby appoints Prithipal
Singh, Ph.D. and Edward F. Covell, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ChemTrak Incorporated which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ChemTrak Incorporated to be held at the principal executive offices of ChemTrak Incorporated, located at 929 East Arques Avenue, Sunnyvale, California 94086-4520 on [___________]
1998 at 3:00 p.m. local time, and at any and all continuations and any adjournment(s) thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                  SEE REVERSE
                                      SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)